                                                                     EXHIBIT 10F
                     SEVERANCE AGREEMENT AND GENERAL RELEASE

        This AGREEMENT is made between BASSETT FURNITURE INDUSTRIES, INC., and its affiliates, subsidiaries and predecessors (referred to herein, collectively and individually, as "Company") and DOUGLAS W. MILLER ("Miller").

A.      REASONS FOR AGREEMENT

        1. Miller is being separated from his employment with the Company effective January 31, 1999.

        2. The Company has agreed to provide certain additional benefits to Miller for the consideration from Miller specified below.

B.      AGREEMENT

        For and in consideration of the mutual promises and commitments specified herein, the parties agree as follows:

1. Special Severance Package. The Company agrees to provide Miller with the following benefits, which are referred to as the "Special Severance Package." The Special Severance Package includes, but also contains benefits over and above, those benefits, if any, normally provided by Company policy. Notwithstanding the Special Severance Package, Miller shall be deemed to have become separated from his employment with and to have ceased to be an employee of Company on January 31, 1999.

        (a) Miller shall receive payment at his current salary for the full twelve months of February, 1999 through and including January, 2000 (i.e., $9,750.00, less pre-tax deductions for health insurance coverage and deductions or withholdings for state and federal taxes, social security, etc., on or about the last day of February, 1999 and each month thereafter until and including the last day of January, 2000). During the severance period, the Company shall permit Miller to receive health insurance coverage at Miller's expense for himself and any of Miller's dependents as are currently covered at the same premium rates as are charged to employees. The Company also agrees that the executive supplemental health insurance plan shall remain in effect for Miller during the severance period (i.e., through January, 2000).

        (b) The qualifying event concerning Miller's rights under the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. Section 1161, et seq. ("COBRA") shall be January 31, 1999.

        (c) The Company shall accept Miller's resignation effective as of January 31, 1999.

        (d) Dividends for shares of restricted stock awarded by the Company to Miller shall continue to be paid during the severance period, but such restricted shares shall be forfeited at the end of the severance period. The Company agrees that on or about the last day of January, 2000, provided that there has been no default by Miller under this Agreement, the Company shall pay to Miller an additional severance payment of $79,145 (less withholdings or deductions for state and federal taxes, social security, etc.). Options awarded by the Company to Miller prior to 1998, which options have vested, shall continue to be exercisable during the severance period and for a period of thirty (30) days thereafter.

        (e) In January, 1999, provided there is no breach of this Agreement by Miller, the Company will pay to Miller such amount as Miller was scheduled to receive for his 1998 fiscal year-end bonus. The payment will be a portion of the $85,000 bonus potential, calculated in accordance with the prorated targets or goals set for Miller for fiscal year 1998. Such portion shall be $43,860.

        (f) The Company will provide six months of outplacement service for Miller, with an outplacement service selected by the Company.

2. General Release. In consideration for the Special Severance Package, Miller agrees, for himself and his heirs, representatives, successors and assigns, that he has been finally and permanently separated from employment with the Company, and that he waives, releases and forever discharges the Company, its current and former owners, shareholders, directors, officers, employees and agents, from any and all claims, known or unknown, that he has or may have against the Company, relating to or arising out of his employment with the Company and his separation thereof, or otherwise, including but not limited to any claims of wrongful discharge, breach of express or implied contract, liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims under Title VII of the Civil Rights Act of 1964, as amended, the 1991 Civil Rights Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, or any other federal, state or local law relating to, or arising out of Miller's employment with the Company and his separation thereof.

3. Special Release Notification. The General Release, paragraph B.2, includes a release of all claims under the Age Discrimination in Employment Act ("ADEA") and, therefore, pursuant to the requirements of the ADEA, Miller acknowledges that he has been advised: (i) that this release includes, but is not limited to, all claims under the ADEA arising up to and including the date of execution of this release; (ii) to consult with an attorney and/or other advisor of his choosing concerning his rights and obligations under this release; (iii) to fully consider this release before executing it and that he has been offered ample time and opportunity, in excess of 21 days, to do so; and
(iv) that this release shall become effective and enforceable 7 days following execution of this Agreement, during which 7-day period Miller may revoke his acceptance of this Agreement by delivering written notice to Steven P. Rindskopf, Vice President-Administration & Human Resources, Bassett Furniture Industries, Inc., 3525 Fairy Stone Park Highway, P.O. Box 626, Bassett, Virginia 24055, with a copy to Jay R. Hervey, General Counsel, Bassett Furniture Industries, Inc., 3525 Fairy Stone Park Highway, P.O. Box 626, Bassett, Virginia 24055.

4. Non-Disclosure. Miller agrees that the terms of this Agreement and his Special Severance Package are confidential, and agrees not to disclose the terms or amount thereof to any person other than his attorney, income tax preparer or similar professional. To the extent that he discloses this information, Miller agrees to instruct such professional that this information is to be kept confidential.

5. Cooperation. Miller agrees that he will continue to cooperate with the Company by projecting a positive attitude toward the Company, its customers and employees, and its products. Miller represents that he has returned or concurrently with his execution and delivery of this Agreement is returning to the Company any and all computers (other than a laptop with docking station, keyboard and monitor, with licenses to use software thereon, which Miller will retain), equipment, records, documents and correspondence now or previously in his possession which belong to the Company or that relate in any way to his employment with the Company.

6. No Admission. It is understood and agreed that the Company admits no liability to Miller whatsoever, whether for the Special Severance Package provided herein or otherwise, or for any other benefits other than those, if any, provided by Company policy; provided that the foregoing statement shall not be construed to relieve the Company of its obligations and undertakings contained in this Agreement. The Company has entered into this Agreement solely for the purpose of maintaining an amicable and cooperative relationship between Miller and the Company.

7. Successors and Assigns. This Agreement shall be binding upon Miller, his heirs, representatives, successors, and assigns and the Company's successors and assigns.

8. Entire Agreement. The parties understand and agree that all terms of this Agreement are contractual and are not a mere recital. Miller represents and warrants that, in negotiating and executing this Agreement, he has had an adequate opportunity to consult with competent counsel or other representatives of his choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises or agreements other than those expressly set forth in writing herein. The parties have carefully read this Agreement in its entirety, fully understand and agree to its terms and provisions, and intend and agree that it is final and binding.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the 31st day of January, 1999.

                                       /s/ Douglas W. Miller


                                       /s/ BASSETT FURNITURE INDUSTRIES, INC.